Exhibit 3.18

AMENDED AND RESTATED BYLAWS

OF

ARCADE PLANET, INC.

(a California corporation)

Adopted as of March 19, 2015

i

ii

ARTICLE X - INDEMNIFICATION	23
Section 63. Indemnification of Directors, Officers, Employees And Other Agents	23

iii

AMENDED AND RESTATED BYLAWS

OF

ARCADE PLANET, INC.

(a California Corporation)

ARTICLE I - OFFICES

Section 1.                                          Principal Office.  The principal executive office of Arcade Planet, Inc. (the “Corporation”) shall be located at such place as the board of directors of the Corporation (the “Board of Directors”) may from time to time authorize.  If the principal executive office is located outside this state and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.  Additional offices of the Corporation shall be located at such place or places, within or outside the State of California, as the Board of Directors may from time to time authorize.

Section 2.                                          Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its accounting books and records, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II - CORPORATE SEAL

Section 3.                                          Corporate Seal.  If the Board of Directors adopts a corporate seal, such seal shall have inscribed thereon the name of the Corporation and the state and date of its incorporation.  If and when a seal is adopted by the Board of Directors, such seal may be engraved, lithographed, printed, stamped, impressed upon or affixed to any contract, conveyance, certificate for shares, or other instrument executed by the Corporation.

ARTICLE III — SHAREHOLDERS’ MEETINGS AND VOTING RIGHTS

Section 4.                                          Place of Meetings.  Meetings of shareholders of the Corporation shall be held at the principal executive office of the Corporation or at any other place, within or outside the State of California, as may be fixed by the Board of Directors and stated in the notice of meeting.

Section 5.                                          Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such date and time as may be designated by the Board of Directors and stated in the notice of meeting.  At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

Section 6.                                          Reserved.

Section 7.                                          Special Meetings.

(a)                                 Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the President of the Corporation (the “President”) or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

(b)                                 Upon written request to the Chairman of the Board of Directors, the President, any vice president or the Secretary of the Corporation (the “Secretary”) by any person or persons (other than members of the Board of Directors) entitled to call a special meeting of the shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request.  If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this Section 7 shall be construed as limiting, fixing or affecting the time and/or date when a meeting of shareholders called by action of the Board of Directors may be held.

Section 8.                                          Notice of Meetings.  Except as otherwise may be required by law and subject to subsection 7(b) above, written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at that meeting (see Section 15 below) by the Secretary, assistant secretary or other person charged with that duty not less than ten (10) (or, if sent by third-class mail, not less than thirty (30)) nor more than sixty (60) days before such meeting.

Notice of any meeting of shareholders shall state the date, place and hour of the meeting, the means of electronic transmission by and to the Corporation (as provided in California Corporations Code, Sections 20 and 21) or electronic video screen communication, if any, by which shareholders may participate in that meeting, and,

(a)  in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting;

(b)  in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders; provided that, subject to subsection (d) of this Section 8 below, action may be taken with respect to any other business as may properly come before the meeting;

(c)  in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by the Board of Directors for election; and

(d) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

(1)  a proposal to approve a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has a direct or indirect material financial interest);

(2)  a proposal to approve a transaction within the provisions of California Corporations Code, Section 902 (relating to amending the Articles of Incorporation of the Corporation (the “Articles of Incorporation”));

(3)  a proposal to approve a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization);

(4)  a proposal to approve a transaction within the provisions of California Corporations Code, Section 1900 (relating to voluntary winding up and dissolution);

(5)  a plan of conversion of the Corporation within the provisions of California Corporations Code, Section 1152; or

(6) a proposal to approve a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

Section 9.                                          Manner of Giving Notice.  Notice of any meeting of shareholders shall be given either personally, by electronic transmission or by first-class mail, or, if the Corporation has outstanding shares held of record by 500 or more persons (determined as provided in California Corporations Code Section 605) on the record date for such meeting, third-class mail or other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.  If no such address appears on the books of the Corporation or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written communication at the address of the principal executive office of the Corporation, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the Corporation, deposited in the mail or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if such notices shall be available to the shareholder on written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

Notice given by electronic transmission by the Corporation under this Section shall be valid only if it complies with California Corporations Code, Section 20. Notwithstanding the foregoing,

notice shall not be given by electronic transmission by the Corporation  after either of the following: (i) the Corporation is unable to deliver two consecutive notices to the shareholder by electronic transmission, and (ii) the inability to so deliver the notices to the shareholder becomes known to the Secretary, assistant secretary or any transfer agent.

An affidavit of mailing of any notice or electronic transmission by the Corporation in accordance with the provisions of this Section 9, executed by the Secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

Section 10.                                   Quorum and Transaction of Business.

(a)  At any meeting of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.  If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall constitute the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation, and except as provided in subsection (b) below. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

(b)  The shareholders present at a duly called or held meeting of the shareholders at which a quorum is present may continue to do business, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c)  If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 11 below, until a quorum shall be present or represented.

Section 11.                                   Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders (annual or special) may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting, either in person or by proxy, and entitled to vote at such meeting.

In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting pursuant to Sections 8 and 9 of these bylaws if such meeting is adjourned for less than forty-five (45) days from the date set for the original meeting and:

(1)  announcement of the adjourned meeting’s time and place (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which the shareholders may participate) is made at the original meeting; and

(2)  no new record date is fixed for shareholders entitled to vote at the adjourned meeting after the adjournment.

At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 12.                                   Waiver of Notice, Consent to Meeting or Approval of Minutes.

(a)  Subject to subsection (b) of this Section, the transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.

(b)  A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted or transacted at nor the purpose of the meeting; provided that in the case of proposals described in subsection (d) of Section 8 of these bylaws, the general nature of such proposals must be described in any such waiver of notice and such proposals can only be approved by waiver of notice, not by consent to holding of the meeting or approval of the minutes.

(c)  All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(d)  A person’s attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these bylaws to be in such notice (including those matters described in subsection (d) of Section 8 of these bylaws), but are not so included if such person expressly objects to consideration of such matters at any time during the meeting.

Section 13.                                   Action by Written Consent Without a Meeting.  Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that any vacancy on the Board of Directors (other than a vacancy created by removal) which has not been filled by the Board of Directors may be filled by the written consent of a majority of outstanding shares entitled to vote for the election of directors.

Any written consent may be revoked pursuant to California Corporations Code Section 603(c) prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.  Such revocation must be in writing and will be effective upon its receipt by the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting to those shareholders entitled to vote on such matters who have not consented thereto in writing.  This notice shall be given in the manner specified in Section 9 of these bylaws.  In the case of approval of (i) a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has a direct or indirect material financial interest), (ii) a transaction within the provisions of California Corporations Code, Section 317 (relating to indemnification of agents of the Corporation), (iii) a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization, except for a reorganization as to which shareholders have the right, pursuant to Bankruptcy Code, Chapter 13 (commencing with Section 1300) to demand payment of cash for their shares), and (iv) a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any), the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 14.                                   Voting.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 15 of these bylaws, subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).  Voting at any meeting of shareholders need not be by ballot; provided, however, that elections for directors must be by ballot if balloting is demanded by a shareholder at the meeting and before the voting begins.

Every person entitled to vote at an election for directors may cumulate the votes to which such person is entitled, i.e., such person may cast a total number of votes equal to the number of directors to be elected multiplied by the number of votes to which such person’s shares are entitled, and may cast said total number of votes for one or more candidates in such proportions as such person thinks fit; provided, however, that no shareholder shall be entitled to so cumulate such shareholder’s votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes.  If any one shareholder has given that notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Except as may be otherwise provided in the Articles of Incorporation or by law, and subject to the foregoing provisions regarding the cumulation of votes, each shareholder shall be entitled to one vote for each share held.

Any shareholder may vote part of such shareholder’s shares in favor of a proposal and refrain from voting the remaining shares or vote them against such proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

No shareholder approval, other than unanimous approval of those entitled to vote, will be valid as to proposals described in subsection (d) of Section 8 of these bylaws unless the general nature of such business was stated in the notice of meeting or in any written waiver of notice.

Section 15.                                   Persons Entitled to Vote or Consent.  The Board of Directors may fix a record date pursuant to Section 60 of these bylaws to determine which shareholders are entitled to notice of and to vote at a meeting or consent to corporate actions, as provided in Sections 13 and 14 of these bylaws.  Only persons in whose name shares otherwise entitled to vote stand on the stock records of the Corporation on such date shall be entitled to vote or consent.

If no record date is fixed:

(a)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; or

(c)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Shares of the Corporation held by its subsidiary or subsidiaries (as defined in California Corporations Code, Section 189(b)) are not entitled to vote in any matter.

Section 16.                                   Proxies.  Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a written proxy executed by the person or such person’s duly authorized agent and filed with the Secretary; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.  The manner of execution, suspension, revocation, exercise and effect of proxies is governed by law.

Section 17.                                   Inspectors of Election.  Before any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed or if any persons so appointed fail to appear or fail or refuse to act, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

Inspectors of election shall:

(a)  Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)  Receive votes, ballots, or consents;

(c)  Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)  Count and tabulate all votes or consents;

(e)  Determine when the polls shall close;

(f)  Determine the result; and

(g)  Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE IV - BOARD OF DIRECTORS

Section 18.                                   Powers.  Subject to the provisions of law or any limitations in the Articles of Incorporation or these bylaws, as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board of Directors.  The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Section 19.                                   Number of Directors.  The authorized number of directors of the Corporation shall be not less than one (1) and no more than five (5).  The exact number of directors shall be set from time to time (a) by approval of the Board of Directors, or (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting of the shareholders at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 13 hereinabove.

Any amendment of these bylaws changing the maximum or minimum number of directors may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall remove any director prior to the expiration of such director’s term of office.

Section 20.                                   Election of Directors, Term, Qualifications.  The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.  Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until his death, resignation or removal.  Directors need not be shareholders of the Corporation.

Section 21.                                   Resignations.  Any director may resign at any time, effective upon giving notice in writing or by electronic transmission to the Board of Directors, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 23 of these bylaws to take office on the date that the resignation becomes effective.

Section 22.                                   Removal.  Except as prohibited by applicable law or the Articles of Incorporation, the shareholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote.

Section 23.                                   Vacancies.  A vacancy on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or upon increase in the authorized number of directors or if shareholders fail to elect the full authorized number of directors at an annual meeting of shareholders or if, for whatever reason, there are fewer directors on the Board of Directors than the full number authorized.  Such vacancy or vacancies, other than a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.  A vacancy created by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 13 hereinabove.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the shares outstanding at that time and having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors.  The term of office of any director shall terminate upon such election of a successor.

Section 24.                                   Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times, places and dates as may be determined from time to time by the Board of

Directors or its Chairman; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day.

Section 25.                                   Participation by Telephone.  Members of the Board of Directors or of committees of the Board of Directors may participate in, or hold, a meeting by means of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Such participation constitutes presence in person at such meeting.

Section 26.                                   Special Meetings.  Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board of Directors, the President, any vice president or the Secretary, or any one (1) director.

Section 27.                                   Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice if the time and place of the meetings are fixed by these bylaws or the Board of Directors. Special meetings of the Board of Directors shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or by electronic transmission (pursuant to California Corporations Code, Section 20). Such notice may be given by the Secretary or by the person or persons who called a meeting and need not specify the purpose of the meeting.

Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director’s lack of notice.  A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 28.                                   Place of Meetings.  Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in these bylaws or by resolution of the Board of Directors.

Section 29.                                   Action by Written Consent Without a Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 30.                                   Quorum and Transaction of Business.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business.  Every act or decision done or made by a majority of the authorized number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the law, the Articles of Incorporation or these bylaws specifically require a greater number.  A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting, as provided in Section 31 of these bylaws.

Section 31.                                   Adjournment.  Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present.  If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 32.                                   Organization.  The Chairman of the Board of Directors, or, in his or her absence, another director selected by the Board of Directors, shall preside at every meeting of the Board of Directors.  The Secretary or, in the absence of the Secretary, any person appointed by the Chairman or another director presiding at the meeting shall act as secretary of the meeting.

Section 33.                                   Compensation.  Directors and members of committees of the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

Section 34.                                   Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors.  The Board of Directors, by a vote of the majority of authorized directors, may designate one or more directors as alternate members of any committee, to replace any absent member at any meeting of such committee.  Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board of Directors, and may have all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to:

(a)  the approval of any action for which shareholders’ approval or approval of the outstanding shares is also required by the California Corporations Code;

(b)  the filling of vacancies on the Board of Directors or any of its committees;

(c)  the fixing of compensation of directors for serving on the Board of Directors or any of its committees;

(d)  the amendment or repeal of these bylaws or the adoption of new bylaws;

(e)  the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)  a distribution to shareholders, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; or

(g)  the appointment of other committees of the Board of Directors or the members thereof.

Any committee may from time to time provide by resolution for regular meetings at specified times and places.  If the date of such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day.  No notice of such a meeting need be given.  Such regular meetings need not be held if the committee shall so determine at any time before or after the time when such meeting would otherwise have taken place.  Special meetings may be called at any time in the same manner and by the same persons as stated in Sections 26 and 27 of these bylaws for meetings of the Board of Directors.  The provisions of Sections 25, 28, 29, 30, 31 and 32 of these bylaws shall apply to committees, committee members and committee meetings as if the words “committee” and “committee member” were substituted for the word “Board of Directors”, and “director”, respectively, throughout such Sections.

ARTICLE V - OFFICERS

Section 35.                                   Officers.  The Corporation shall have a Chairman of the Board or a President or both, a Secretary, a Treasurer and such other officers with such titles and duties as shall be stated in these bylaws or determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. Any two or more offices may be held by the same person.

Section 36.                                   Appointment.  All officers shall be chosen and appointed by the Board of Directors; provided, however, that the Board of Directors may empower the President to appoint such officers, other than Chairman of the Board, President, Secretary or Treasurer, as the business of the Corporation may require.  All officers shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under a contract of employment.

Section 37.                                   Inability to Act.  In the case of absence or inability to act of any officer of the Corporation or of any person authorized by these bylaws to act in such officer’s place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

Section 38.                                   Resignations.  Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.  Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation.  The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

Section 39.                                   Removal.  Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated, or, with regard to any officer who has been appointed by the President pursuant to

Section 36 above, by the President or any other officer upon whom such power of removal may be conferred by the Board of Directors.

Section 40.                                   Vacancies.  A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner prescribed by this Article for initial appointment to such office.

Section 41.                                   Chairman of the Board.  The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these bylaws. If no President is appointed, the Chairman of the Board is the general manager and chief executive officer, and shall exercise all powers of the President described in Section 42 below.

Section 42.                                   President.  Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the Corporation and shall have general supervision, direction, and control over the business and affairs of the Corporation, subject to the control of the Board of Directors.  The President may sign and execute, in the name of the Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or, by these bylaws, to some other officer or agent of the Corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws.  The President shall have discretion to prescribe the duties of other officers and employees of the Corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

Section 43.                                   Vice Presidents.  In the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, a vice president shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President.  If at any such time the Corporation has more than one vice president, the duties and powers of the President shall pass to each vice president in order of such vice president’s rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors.  The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 35 and 36 of these bylaws or otherwise pursuant to these bylaws.

Section 44.                                   Secretary. The Secretary shall:

(a) Keep, or cause to be kept, minutes of all meetings of the shareholders of the Corporation, Board of Directors, and committees of the Board of Directors, if any.  Such minutes shall be kept in written form.

(b)  Keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of its transfer agent or registrar, if any, a record of the shareholders of the Corporation, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

(c)  Keep, or cause to be kept, at the principal executive office of the Corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these bylaws, as amended.

(d)  Give, or cause to be given, notice of all meetings of shareholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

(e)  Keep the seal of the Corporation, if any, in safe custody, and have authority to affix the seal to all documents requiring it and attest to the same.

(f)  Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer’s refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

Section 45.                                   Treasurer. The Treasurer shall:

(a)  Be responsible for all functions and duties of the treasurer of the Corporation.

(b)  Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the Corporation.

(c)  Receive or be responsible for receipt of all monies due and payable to the Corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the Corporation and be responsible for deposit of all such monies in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(d)  Disburse or be responsible for the disbursement of the funds of the Corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(e)  Render to the President and the Board of Directors a statement of the financial condition of the Corporation if called upon to do so.

(f)  Exercise such powers and perform such duties as are usually vested in the office of treasurer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Treasurer or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

Section 46.                                   Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE VI - CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS

Section 47.                                   Execution of Contracts and Other Instruments.  Except as these bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.  Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 48.                                   Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee.  When so authorized by the Board of Directors or such committee, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, Corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the Corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation. Such authorization may be general or confined to specific instances.

Section 49.                                   Bank Accounts.  The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositaries as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the Corporation to whom such power may be delegated from time to time by the Board of Directors.  The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these bylaws, as are deemed advisable.

Section 50.                                   Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without counter-signature, by the President or any vice president or the Treasurer of the Corporation or any assistant financial officer or by any other officer or agent of the Corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the Corporation.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 51.                                   Certificate for Shares.  Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a vice president and by the Treasurer or an assistant financial officer or by the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

In the event that the Corporation shall issue any shares as only partly paid, the certificate issued to represent such partly paid shares shall have stated thereon the total consideration to be paid for such shares and the amount paid thereon.

Section 52.                                   Transfer on the Books.  Upon surrender to the Secretary or transfer agent (if any) of the Corporation of a certificate for shares of the Corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with applicable federal and state securities laws and if the Corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the Corporation , by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the Corporation .

Section 53.                                   Lost, Destroyed and Stolen Certificates.  The holder of any certificate for shares of the Corporation alleged to have been lost, destroyed or stolen shall notify the Corporation by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the, Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the Corporation and which is alleged to have been lost, destroyed or stolen.  However, the Board of Directors or such authorized committee, officer or officers may require the owner of the allegedly lost, destroyed or stolen certificate, or such owner’s legal representative, to give the Corporation a bond or other adequate security sufficient to indemnify the Corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors or to its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof.  The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors so to do.

Section 54.                                   Issuance, Transfer and Registration of Shares.  The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the Corporation to bear the signature of either or both.

ARTICLE VIII - INSPECTION OF CORPORATE RECORDS

Section 55.                                   Inspection by Directors.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the Corporation and any of its subsidiaries and to inspect the physical properties of the Corporation and any of its subsidiaries.  Such inspection may be made by the director in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 56.                                   Inspection by Shareholders.

(a)  Inspection of Corporate Records.

(1)  A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following:

(i)  Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the Corporation .

(ii)  Obtain from the transfer agent, if any, for the Corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The Corporation shall make the list available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

(2)  The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(3)  The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and of any committees of the Board of Directors of the Corporation and of each of its subsidiaries shall be open to inspection, copying and making extracts upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(4)  Any inspection, copying, and making of extracts under this subsection (a) may be done in person or by agent or attorney.

(b)  Inspection of Bylaws.  The original or a copy of these bylaws as amended to date shall be kept as provided in Section 44 of these bylaws and shall be open to inspection by the shareholders of the Corporation at all reasonable times during office hours.  If the principal executive office of the Corporation is not in California, and the Corporation has no principal business office in the state of California, a current copy of these bylaws as amended to date shall be furnished to any shareholder upon written request.

Section 57.                                   Written Form.  If any record subject to inspection pursuant to Section 56 above is not maintained in written form, a request for inspection is not complied with unless and until the Corporation at its expense makes such record available in written form.

ARTICLE IX - MISCELLANEOUS

Section 58.                                   Fiscal Year.  Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December in each calendar year.

Section 59.                                   Annual Report.

(a)  Subject to the provisions of Section 59(b) below, the Board of Directors shall cause an annual report to be sent to each shareholder of the Corporation in the manner provided in Section 9 of these bylaws not later than one hundred twenty (120) days after the close of the Corporation ‘s fiscal year.  Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation .  When there are more than 100 shareholders of record of the Corporation ‘s shares, as determined by Section 605 of the California Corporations Code, additional information as required by Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the Corporation has a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, that Act shall take precedence.  Such report shall be sent to shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the next annual meeting of shareholders after the end of the fiscal year to which it relates.

(b)  If and so long as there are fewer than 100 holders of record of the Corporation ‘s shares, the requirement of sending of an annual report to the shareholders of the Corporation is hereby expressly waived.

Section 60.                                   Record Date.  The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action.  The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action or event for the purpose of which it is fixed.  If no record date is fixed, the provisions of Section 15 of these bylaws shall apply with respect to notice of meetings, votes, and consents and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or the sixtieth (60th) day prior to the date of such other action or event, whichever is later.

Only shareholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation, by agreement or by law.

Section 61.                                   Amendments.  Except as otherwise provided by law, Section 19 or any other Section of these bylaws, these bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote, including, if applicable, the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or the Articles of Incorporation to vote as a class or series on the amendment or repeal or adoption of any bylaw or bylaws; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed-number Board of Directors to a variable-number Board or Directors or vice versa may only be adopted by approval of the outstanding shares as provided herein.

Section 62.                                   Construction and Definition.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the California Corporations Code shall govern the construction of these bylaws.

ARTICLE X - INDEMNIFICATION

Section 63.                                   Indemnification of Directors, Officers, Employees and Other Agents. The Corporation shall, to the maximum extent permitted by the California law, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the Corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law.

For purposes of this Article X, a “director” or “officer” of the Corporation includes any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.  The Board of Directors may, in its discretion, provide by resolution for such indemnification of, or advance of expenses to, other agents of the Corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under California law.